SCHEDULE 14A INFORMATION
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STRAYER EDUCATION, INC.
1100 Wilson Blvd., Suite 2500
Arlington, VA 22209
(703) 247-2500

Dear Fellow Stockholder:

You are cordially invited to attend the 2006 annual meeting of Stockholders of Strayer Education, Inc. (the ‘‘Corporation’’), to be held at 8:30 a.m. local time on Wednesday, May 3, 2006, at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia.

At this year’s meeting, you will vote on (i) the election of ten directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, (iii) amending the Corporation's Employee Stock Option Plan (the ‘‘Option Plan’’) to authorize a one-time exchange of stock options for restricted stock by employees (excluding the five highest compensated executive officers), (iv) amending the Option Plan to permit restricted stock and cash awards to qualify for favorable tax treatment under Section 162(m) of the Internal Revenue Code, and (v) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.

Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

We look forward to seeing you at the 2006 Annual Meeting of Stockholders.

Sincerely,
/s/ ROBERT S. SILBERMAN
ROBERT S. SILBERMAN Chairman of the Board and Chief Executive Officer
April 3, 2006

STRAYER EDUCATION, INC.
1100 Wilson Blvd., Suite 2500
Arlington, VA 22209
(703) 247-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2006 Annual Meeting of Stockholders of Strayer Education, Inc. (the ‘‘Corporation’’), will be held at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia, on Wednesday, May 3, 2006, at 8:30 a.m. for the following purposes:

1.	To elect ten directors to the Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation.

3.	To amend the Corporation's Employee Stock Option Plan (the ‘‘Option Plan’’) to authorize a one-time exchange of stock options for restricted stock by employees (excluding the five highest compensated executive officers).

4.	To amend the Option Plan to permit restricted stock and cash awards to qualify for favorable tax treatment under Section 162(m) of the Internal Revenue Code.

5.	To consider and act upon such other business as may properly come before the meeting.

THIS NOTICE IS BEING SENT TO COMMON STOCKHOLDERS OF RECORD AS OF MARCH 17, 2006. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors
/s/ Steven A. McArthur
Steven A. McArthur Secretary
Arlington, VA April 3, 2006

STRAYER EDUCATION, INC.
1100 Wilson Blvd., Suite 2500
Arlington, VA 22209
(703) 247-2500

PROXY STATEMENT

Annual Meeting of Stockholders
May 3, 2006

This Proxy Statement is furnished on or about April 3, 2006, to holders of the common stock of Strayer Education, Inc. (the ‘‘Corporation’’), 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, in connection with the solicitation on behalf of the Board of Directors of the Corporation of proxies to be voted at the 2006 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’). The Annual Meeting will be held at 8:30 a.m. local time on Wednesday, May 3, 2006, at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia.

The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation’s common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and facsimile by officers and other management employees of the Corporation, who will receive no additional compensation for their services. The Corporation has also retained MacKenzie Partners, Inc. to provide proxy solicitation services for a fee of $5,000 plus reimbursement of its out-of-pocket expenses.

Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving written notice of such revocation to the Secretary of the Corporation at the Corporation’s executive offices at 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, providing a later dated proxy or by attending the meeting and voting in person.

At the close of business on March 17, 2006, there were 14,357,427 shares of the common stock of the Corporation outstanding and entitled to vote at the meeting. Only common stockholders of record on March 17, 2006 will be entitled to vote at the meeting, and each share will have one vote.

Voting Information

At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors’ nominees for ten directors will require the affirmative vote of a plurality of the common shares present in person or represented by proxy and entitled to vote in the election of directors. Ratification of the appointment of the Corporation’s independent registered public accounting firm and approval of each of the two proposed amendments to the Option Plan, and approval of any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a majority of the common shares present in person or represented by proxy and entitled to vote thereon. Under Maryland law and the Corporation’s Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all common stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote ‘‘For,’’ ‘‘Against’’ or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast ‘‘For’’ each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a common stockholder present in person or represented by proxy at the meeting, other than the election of directors, has the same legal effect as a vote ‘‘Against’’ the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the election of directors.

A common stockholder may, with respect to the election of directors, (1) vote for the election of all named director nominees, (2) withhold authority to vote for all named director nominees or (3) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card. A form of proxy card is attached hereto as Exhibit A.

Proxies properly executed and received by the Corporation prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a common stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.

PROPOSAL 1

Election of Directors

The Corporation currently has a twelve member Board, all of whom are elected by the Corporation’s common stockholders. There is currently one vacancy on the Board and one director has determined not to stand for reelection, thus ten nominees are being voted on at the Annual Meeting. The Nominating Committee of the Board is considering whether to conduct a search for qualified candidates to fill one or more of these two vacancies or to recommend to the Board a reduction in the size of the Board in order to eliminate one or both of these vacancies.

All ten of the directors which the common stockholders are currently entitled to elect are to be elected at the Annual Meeting. It is intended that the votes represented by the proxies will be cast for the election as directors, for a term of one year or until their successors are chosen and qualified, of the persons listed below. Each of the nominees is currently a director of the Corporation. The following table and text presents information as of the date of this proxy statement concerning persons nominated for election as directors of the Corporation including in each case their current membership on Committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

Nominees for Common Stock Directors

Name/Title	Age	Board Committees	Elected to Strayer Board	Common Stock		Restricted Stock		Vested Options(a)	Unvested Options
Robert S. Silberman,	48	—	2001	6,192	(b)	131,478	(b)	400,000	100,000
Chairman & CEO
Dr. Charlotte F. Beason,	58	Nominating/	1996	3,450		0		0	0
Director		Governance
William E. Brock,	75	Nominating/	2001	0		0		10,000	0
Director		Governance
David A. Coulter, (c)	58	—	2002	0		0		10,000	0
Director
Gary Gensler,	48	Audit	2001	3,000		0		10,000	0
Director
Robert R. Grusky,	48	Audit	2001	500		0		0	0
Director
Robert L. Johnson,	59	Compensation	2003	5,341		0		6,667	0
Director
Todd A. Milano,	53	Compensation	1996	10,691		0		0	0
Director
G. Thomas Waite, III,	54	Audit	1996	3,128		0		0	0
Director
J. David Wargo,	52	Compensation	2001	0		0		0	0
Director

(a)	Or will vest within 60 days of the date of this proxy statement.

(b)	The 131,478 restricted shares were granted on February 14, 2006 (when the closing price of the Common Stock was $91.27 per share), and which vest 100% on December 1, 2008, subject to the satisfaction of certain performance criteria relating to the achievement of cumulative annual growth rates in revenue, net income and earnings per share over the restriction period and maintenance of regional accreditation. Mr. Silberman has the right to vote these shares and receive cash dividends thereon during the restriction period. See description of Restricted Stock Awards granted in February 2006 below.

(c)	Mr. Coulter is presently serving as the Board’s Presiding Independent Director.

Mr. Robert S. Silberman	has been Chairman of the Board since February 2003 and Chief Executive Officer since March 2001. From 1995 to 2000, Mr. Silberman served in a variety of senior management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. From 1993 to 1995, Mr. Silberman was Assistant to the Chairman and Chief Executive Officer of International Paper Company. From 1989 to 1993, Mr. Silberman served in several senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman has been a Director of Strayer since March 2001. He serves on the Board of Directors of Covanta Holding Company, NewPage Holding Corporation and on the Management Advisory Board of New Mountain Capital, LLC. He also serves on the Board of Visitors of The Johns Hopkins University School of Advanced International Studies. Mr. Silberman is a member of the Council on Foreign Relations. Mr. Silberman holds a bachelor’s degree in history from Dartmouth College and a master’s degree in international policy from The Johns Hopkins University.

Dr. Charlotte F. Beason	is a former consultant in education and health care administration. From 1988 to 1996 she was Director of Health Professions Education Service and the Health Professional Scholarship Program at the Department of Veterans Affairs. From 2000 to 2003, Dr. Beason was Chair and Vice Chair of the Commission on Collegiate Nursing Education (an autonomous agency accrediting baccalaureate and graduate programs in nursing); she is a member of the Accreditation Review Committee of the American Nurses Credentialing Commission. Dr. Beason is a member of the Nominating/Governance Committee of the Board and also a member of the Strayer University Board of Trustees. Dr. Beason holds a bachelor’s degree in nursing from Berea College, a master’s degree in psychiatric nursing from Boston University and a doctorate in clinical psychology and public practice from Harvard University.

Mr. William E. Brock	is the founder and Chairman of the Brock Offices, a firm specializing in international trade, investment and human resources. From 1985 to 1987, Mr. Brock served in the President’s Cabinet as the U.S. Secretary of Labor, and from 1981 to 1985, as the U.S. Trade Representative. Elected Chairman of the Republican National Committee from 1977 to 1981, Mr. Brock previously served as a Member of Congress and, subsequently, as U.S. Senator for the State of Tennessee. Mr. Brock serves as a Counselor and Trustee of the Center for Strategic and International Studies, and as a member of the Board of Directors of On Assignment, Inc., and Health Extra, Inc. Mr. Brock is Chair of the Nominating/Governance Committee of the Board. He holds a bachelor’s degree in commerce from Washington and Lee University. Mr. Brock has also received a number of honorary degrees.

Mr. David A. Coulter	is currently Managing Director and Senior Advisor at Warburg Pincus, LLC. He was Vice Chairman of J.P. Morgan Chase & Co. from December 2000 to December 2005. Mr. Coulter was Vice Chairman of The Chase Manhattan Corporation from July 2000 to December 2000. Prior to joining Chase, Mr. Coulter led the West Coast operations of the Beacon Group, a private investment and strategic advisory firm, and prior to that, Mr. Coulter served as the Chairman and Chief Executive Officer of the BankAmerica Corporation. Mr. Coulter is a member of the Board of Directors of PG&E Corporation, First Data Corporation and the Irvine Company. Mr. Coulter is currently serving as the Presiding Independent Director of the Strayer Education, Inc. Board of Directors on which he has served since 2002. Mr. Coulter holds a bachelor’s degree in mathematics and economics and a master’s degree in industrial administration, both from Carnegie Mellon University.

Mr. Gary Gensler	served as Under Secretary of the U.S. Department of the Treasury from 1999 to 2001, and as Assistant Secretary of the Treasury from 1997 to 1999. From 1988 to 1997, Mr. Gensler was a partner of The Goldman Sachs Group, LP, where he served in various capacities including co-head of finance, responsible for controllers and treasury worldwide. He serves as a Trustee of the Baltimore Museum of Art, the Bryn Mawr School, and Enterprise Community Partners, and is a member of the Board of Visitors of the University of Maryland, Baltimore County and the Board of The Johns Hopkins Center for Talented Youth as well as the Board of WageWorks, Inc. and the Washington Hospital Center. Mr. Gensler also serves on the Management Advisory Board of New Mountain Capital, LLC. Mr. Gensler has served on the Board since 2001 and is Chair of the Audit Committee of the Board. Mr. Gensler holds a bachelor’s degree in economics and an MBA from the Wharton School of the University of Pennsylvania.

Mr. Robert R. Grusky	is the Founder and Managing Member of Hope Capital Management, LLC, an investment manager, since 2000. He co-founded New Mountain Capital, LLC, a private equity firm, in 2000 and was a Principal and Member from 2000 to 2005 and has been a Senior Advisor since then. From 1998 to 2000, Mr. Grusky served as President of RSL Investments Corporation. From 1985 to 1997, with the exception of 1990 to 1991 when he was on a leave of absence to serve as a White House Fellow and Assistant for Special Projects to the Secretary of Defense, Mr. Grusky served in a variety of capacities, including Vice President at Goldman, Sachs & Co., first in its Mergers & Acquisitions Department and then in its Principal Investment Area. He is also on the Board of Directors of Surgis, Inc. and National Medical Health Card Systems, Inc., as well as a member of the Board of Trustees of Hackley School and the Multiple Myeloma Research Foundation. Mr. Grusky has served on the Board since 2001, and is a member of the Audit Committee of the Board. He holds a bachelor’s degree in history from Union College and an MBA from Harvard University.

Mr. Robert L. Johnson	is the Chairman and Chief Executive Officer of RLJ Companies where he owns or holds interests in companies operating in the professional sports, hospitality/restaurant, real estate, gaming and recording industries. Mr. Johnson is the founder of Black Entertainment Television (BET), a subsidiary of Viacom and the leading African-American operated media and entertainment company in the United States, and served as its Chief Executive Officer until January 2006. In 2002, Mr. Johnson became the first African-American majority owner of a major sports franchise, the Charlotte Bobcats of the NBA. He is also the owner of the Charlotte Sting of the WNBA. From 1976 to 1979, he served as vice president of governmental relations for the National Cable & Telecommunications Association (NCTA).

Mr. Johnson also served as press secretary for the Honorable Walter E. Fauntroy, Congressional Delegate from the District of Columbia. He also serves on the following boards: NBA Board of Governors, The Johns Hopkins University, Lowe’s Companies, IMG and the American Film Institute. Mr. Johnson has served on the Board since 2003, and is a member of the Compensation Committee of the Board. He holds a bachelor’s degree in social studies from the University of Illinois and a master’s degree in international affairs from the Woodrow Wilson School of Public and International Affairs at Princeton University.

Mr. Todd A. Milano	has been President and Chief Executive Officer of Central Pennsylvania College since 1989. Mr. Milano has served on the Board since 1996, is a member of the Compensation Committee of the Board and is also a member of the Strayer University Board of Trustees. Mr. Milano holds a bachelor’s degree in industrial management from Purdue University.

Mr. G. Thomas Waite, III	has been Treasurer and Chief Financial Officer of the Humane Society of the United States since 1993. In 1992, Mr. Waite was the Director of Commercial Management of The National Housing Partnership. Mr. Waite has served on the Board since 1996, is a member of the Audit Committee of the Board and is also a member of the Strayer University Board of Trustees. Mr. Waite holds a bachelor’s degree in commerce from the University of Virginia and is a Certified Public Accountant.

Mr. J. David Wargo	is a co-founder and has been a Member of New Mountain Capital, LLC since January 2000. Since 1993, Mr. Wargo has also been President of Wargo and Company, Inc., an investment management company. From 1989 to 1992, Mr. Wargo was a Managing Director and Senior Analyst of The Putnam Companies, a Boston-based investment management company. From 1985 to 1989, Mr. Wargo was a partner and held other positions at Marble Arch Partners. Mr. Wargo is a Director of Liberty Global, Inc., Discovery Holding Company and OpenTV Corporation. Mr. Wargo has served on the Board since 2001 and is Chair of the Compensation Committee of the Board. Mr. Wargo holds a bachelor’s degree in physics and a master’s degree in nuclear engineering, both from the Massachusetts Institute of Technology. He also holds a master’s degree in management from the Sloan School of Management, Massachusetts Institute of Technology.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. The current Committee membership is as follows:

Director’s Name	Audit	Compensation	Nominating/ Governance
Robert S. Silberman
Charlotte F. Beason			X
William E. Brock			X
David A. Coulter
Gary Gensler	X
Robert R. Grusky	X
Robert L. Johnson		X
Steven B. Klinsky(a)			X
Todd A. Milano		X
G. Thomas Waite, III	X
J. David Wargo		X

(a)	Mr. Klinsky has determined not to stand for reelection at the May 3, 2006 annual meeting of shareholders because of other business demands on his time.

Audit Committee.    For the year ended December 31, 2005, the Audit Committee was composed of Messrs. Gensler (Chair), Grusky and Waite. The Committee performs a variety of tasks, including being directly responsible for the appointment, compensation and oversight of the Corporation’s independent registered public accounting firm, reviewing the Corporation’s accounting policies and reviewing the Corporation’s unaudited quarterly earnings releases and periodic filings with the Securities and Exchange Commission (the ‘‘SEC’’) that include financial statements, and reporting to the Board of Directors. The Audit Committee met four times during 2005. The Audit Committee has adopted a written charter, a copy of which the Corporation will provide to any person without charge, upon request. Persons wishing to make such a request should contact Sonya G. Udler, Vice President – Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Audit Committee charter is available on the Corporation's website, www.strayereducation.com. The Board of Directors has determined that all of the members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(14) of The National Association of Securities Dealers’ Listing Standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the ‘‘1934 Act’’). The Board of Directors has determined that Gary Gensler qualifies as an ‘‘audit committee financial expert,’’ as defined by SEC rules, based on his education, experience and background. A report of the Audit Committee is included below in this proxy statement.

Compensation Committee.    For the year ended December 31, 2005, the Compensation Committee was composed of Messrs. Wargo (Chair), Johnson and Milano. The Compensation Committee has the authority and performs all of the duties related to approving the compensation of the Chief Executive Officer and, subject to the approval of the Board, management of the Corporation, including determining policies and practices, changes in compensation and benefits for management, determination of employee benefits and all other matters relating to employee compensation, including matters relating to the administration of the Option Plan. The Compensation Committee met three times during the year ended December 31, 2005. A report of the Compensation Committee is included below in this proxy statement. The Board has determined that each of the members of the Compensation Committee are independent, as independence is defined in Rule 4200(a)(14) of The National Association of Securities Dealers’ Listing Standards.

Nominating/Governance Committee.    For the year ended December 31, 2005, the Nominating/Governance Committee (the ‘‘Nominating Committee’’) was composed of Dr. Beason and Messrs. Brock (Chair) and Klinsky. The Board has determined that each of the members of the Nominating Committee are independent, as independence is defined in Rule 4200(a)(14) of The National Association of

Securities Dealers’ Listing Standards. The Nominating Committee is responsible for establishing qualifications for potential directors and considering and recommending prospective candidates for Board membership. The Nominating Committee met twice during the year ended December 31, 2005.

The Nominating Committee has adopted a written charter. The Nominating Committee charter will be made available to any person upon request without charge. Persons wishing to make such a request should contact Sonya G. Udler, Vice President — Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Nominating Committee charter is available on the Corporation's website, www.strayereducation.com.

The Nominating Committee considers many factors when considering candidates for the Board. The Nominating Committee strives for the Board to be comprised of directors with a variety of experience and backgrounds and who represent the interests of stockholders as a whole. Other important factors in Board composition include diversity in its truest sense, skill, specialized expertise, level of education and/or business experience, broad-based business acumen, and experience and understanding of strategy and policy-setting, as well as having a commitment to maintaining the high academic quality of Strayer University and maximizing stockholder value. The Nominating Committee also encourages all Board members to make an economic investment in the Corporation by purchasing shares directly. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee.

In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating Committee recommended nominee. However, the Nominating Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director. In addition, it is anticipated that the Board as a whole be able to operate in an atmosphere where the chemistry of the individuals is a key element.

The Nominating Committee does not evaluate candidates differently based on who has made the proposal. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

In considering persons to nominate for election as common stock directors, the Nominating Committee will entertain recommendations from common stockholders that are submitted in writing to the Corporation, provided that such common stockholders (i) beneficially own more than 5% of the Corporation’s common stock or (ii) have beneficially owned more than 1% of the Corporation’s common stock for at least one year. Stockholders meeting such criteria may recommend candidates for consideration by the Nominating Committee by writing to Steven A. McArthur, Corporate Secretary, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, giving the candidate’s name, contact information, biographical data and qualifications, as well as evidence of the stockholder satisfying the criteria set forth above. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. All such recommendations will be treated confidentially and brought to the attention of the Nominating Committee.

Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Corporation must also comply with the Corporation’s By-laws regarding stockholder proposals and nominations. See ‘‘Stockholder Proposals’’ contained in this proxy statement.

Attendance at Meetings and Director Independence

The Board of Directors met four times during 2005. Each Director attended at least 75% of the meetings of the Board and of the meetings of the Board Committees on which he or she served as a member in 2005. At each regularly scheduled meeting of the Board, the independent directors met in executive session. The Board’s Presiding Independent Director, currently Mr. Coulter, presides at these executive sessions. The Corporation strongly encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All incumbent directors attended the Corporation’s last annual meeting of stockholders held on May 3, 2005.

The Board of Directors consists of a majority of independent directors, as independence is defined in Rule 4200(a)(14) of The National Association of Securities Dealers’ Listing Standards. The Board of Directors has determined that all members of the Board of Directors, except for Mr. Silberman, are independent under these standards.

Code of Ethics

The Board of Directors adopted a Code of Ethics in February 2004, meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable NASDAQ requirements. The Corporation will provide to any person without charge, upon request, a copy of such Code of Ethics. Persons wishing to make such a request should contact Sonya G. Udler, Vice President — Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Code of Ethics is available on the corporate website, www.strayereducation.com. In the event that the Corporation makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer, controller or certain other senior officers and requires disclosure under applicable SEC rules, the Corporation intends to disclose such amendment or waiver and the reasons for the amendment or waiver on the Corporation’s website, located at www.strayereducation.com and, as required by NASDAQ, file a Current Report on Form 8-K with the SEC reporting the amendment or waiver.

Stockholder Communication with Directors

The Corporation has a process for stockholders to send communications to the Board of Directors. Any stockholder that wishes to communicate with the Board of Directors may do so by submitting correspondence in writing to the Board, in care of Steven A. McArthur, Corporate Secretary, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209. The mailing envelope must contain a clear notation indicating that the enclosed letter is a ‘‘Stockholder-Board Communication.’’ All such letters must identify the author as a stockholder. All correspondence from stockholders that (i) beneficially own more than 5% of the Corporation’s common stock or (ii) have beneficially owned more than 1% of the Corporation’s common stock for at least one year will be forwarded to the Board. Stockholder-Board communications from all other stockholders will be reviewed by the Chief Executive Officer and the Secretary of the Corporation who will forward all appropriate communications to the Board.

Directors’ Compensation

Directors who are employees receive no additional compensation for serving as directors. All directors are reimbursed for expenses incurred in connection with their attendance at Board and Committee meetings, and during 2005 non-employee directors received $4,000 in cash compensation for each regular Board of Directors meeting attended ($16,000 per year). Following the annual stockholders meeting occurring after new directors first join the Board, under the Corporation’s Stock Option Plan, as amended, such new directors are also granted options to purchase up to 10,000 shares of common stock pursuant to a mechanical pricing formula resulting in an exercise price set at a premium equal to the risk free rate of return above the then current market price. (Messrs. Klinsky, Grusky and Wargo elected not to receive cash or option compensation for serving on the Board as preferred stock directors in 2001-2004.)

Section 16(a) Beneficial Ownership Reporting Compliance

The 1934 Act requires the Corporation’s directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, and upon written representations from certain reporting persons, the Corporation believes that, during the fiscal year ended December 31, 2005, all such filing requirements were met.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the ownership of the Corporation’s common stock as of March 17, 2006 (except as otherwise indicated), by each person known by management of the Corporation to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Corporation’s common stock, each of the Corporation’s directors, its CEO and the four next highest compensated executive officers and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the SEC by those persons or upon information otherwise provided by those persons to the Corporation. The percentages reflected in the table for each beneficial owner are calculated based on the number of shares of common stock outstanding on the record date plus those common stock equivalents and exercisable options held by the applicable beneficial owner.

Name of Beneficial Owner	Common Stock Beneficially Owned	Options Currently Exercisable or Exercisable within 60 Days	Total	Percentage Owned
Stockholders:
Baron Capital Group, Inc. (a)	1,442,313	0	1,442,313	10.0%
AXA Financial, Inc. (b)	1,164,230	0	1,164,230	8.1%
Morgan Stanley (c)	1,157,435	0	1,157,435	8.1%
Massachusetts Financial Services Company (d)	937,500	0	937,500	6.5%
Wasatch Advisors, Inc. (e)	921,227	0	921,227	6.4%
Maverick Capital, Ltd. (f)	853,700	0	853,700	5.9%
Directors:
Robert S. Silberman (g)	137,670	400,000	537,670	3.6%
Dr. Charlotte F. Beason	3,450	0	3,450	*
William E. Brock	0	10,000	10,000	*
David A. Coulter	0	10,000	10,000	*
Gary Gensler	3,000	10,000	13,000	*
Robert R. Grusky	500	0	500	*
Robert L. Johnson	5,341	6,667	12,008	*
Steven B. Klinsky (h)	1,000	0	1,000	*
Todd A. Milano	10,691	0	10,691	*
G. Thomas Waite, III	3,128	0	3,128	*
J. David Wargo	0	0	0	0%
Executive Officers:
Mark C. Brown	1,586	84,583	86,169	*
Lawrence M. Gudis (i)	4,500	0	4,500	*
Lysa A. Hlavinka (j)	8,028	25,000	33,028	*
Steven A. McArthur	4,077	33,334	37,411	*
All Executive Officers and Directors (19 persons)	183,912	636,251	820,163	5.5%

*	represents amounts less than 1%

(a)	Based on a Schedule 13G/A filed with the SEC on February 10, 2006. Baron Capital Management, Inc. and BAMCO, Inc. are investment advisers with respect to these shares for the accounts of other persons who have the right to receive, and the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of common stock. The address is: 767 Fifth Avenue, New York, NY 10153.

(b)	Based on a Schedule 13G filed with the SEC on February 14, 2006, AXA Financial, Inc. is the parent corporation of Alliance Capital Management, L.P. and AXA Equitable Life Insurance Company, the entities that own the shares reported pursuant to the Schedule 13G. The address is: 1290 Avenue of the Americas, New York, NY 10104.

(c)	Based on a Schedule 13G/A filed with the SEC on March 10, 2006. Morgan Stanley is filing solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. The address is: 1585 Broadway Avenue, New York, NY 10036.

(d)	Based on a Schedule 13G filed with the SEC on February 10, 2006. The address is: 500 Boylston Street, Boston, MA 02116.

(e)	Based on a Schedule 13G filed with the SEC on February 14, 2006. The address is: 150 Social Hall Avenue, Salt Lake City, UT 84111.

(f)	Based on a Schedule 13G filed with the SEC on February 14, 2006. Maverick Capital, Ltd. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and, as such, has beneficial ownership of the shares reported pursuant to the Schedule 13G through the investment discretion it exercises over its clients’ accounts. The address is: 300 Crescent Court, 18th Floor, Dallas, TX 75201.

(g)	Includes 131,478 restricted shares which were granted on February 14, 2006 (when the closing price of the common stock was $91.27 per share) and which vest 100% on December 1, 2008, subject to the satisfaction of certain performance criteria relating to the achievement of cumulative annual growth rates in revenue, net income and earnings per share over the restriction period and maintenance of regional accreditation. Mr. Silberman has the right to vote these shares and receive cash dividends thereon during the restriction period. See description of Restricted Stock Awards granted in February 2006 below.

(h)	Mr. Klinsky has determined not to stand for reelection at the May 3, 2006 annual meeting of shareholders because of other business demands on his time.

(i)	These are restricted shares which were granted on August 1, 2005 (when the closing price of the common stock was $100.58 per share), and which vest on August 1, 2009. Mr. Gudis has the right to vote these shares and receive cash dividends thereon during the restriction period.

(j)	Includes 7,500 restricted shares which were granted on February 14, 2006 (when the closing price of the common stock was $91.27 per share), and which vest on February 14, 2010. Ms. Hlavinka has the right to vote these shares and receive cash dividends thereon during the restriction period.

COMPENSATION

Executive Compensation

The following table sets forth annual and long-term compensation for the fiscal years ended December 31, 2003, 2004 and 2005 for services in all capacities to the Corporation of the Chief Executive Officer and the other four highest compensated executive officers.

The Compensation Committee of the Board has determined that the equity grant portion of executive compensation is generally preferable to be made in the form of restricted stock rather than stock options because shares of restricted stock have an intrinsic value when granted (as opposed to options) and therefore the employee holding restricted stock shares a downside risk to such value with other owners of the Corporation’s common stock and this form of equity compensation is more suited to our long-term business model. (See ‘‘Compensation Committee Report on Executive Compensation’’ below.) Also, consistent with this determination by the Compensation Committee, we are seeking your approval to amend the Employee Stock Option Plan to authorize a one-time exchange of restricted stock for stock options held by employees (excluding the five most highly compensated executive officers). See ‘‘Proposal 3’’ below.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
	Year	Salary	Bonus	All Other Compensation(a)	Securities Underlying Options/SAR’s
Robert S. Silberman	2005	$600,000	$350,000	$6,300	100,000 shares
Chairman & CEO	2004	$445,000	$750,000	$4,000	0
	2003	$420,000	$550,000	$4,000	100,000 shares
Mark C. Brown	2005	$220,000	$165,000	$6,200	25,417 shares
Senior VP & CFO	2004	$198,500	$250,000	$3,970	0
	2003	$186,500	$250,000	$3,730	10,000 shares
Lawrence M. Gudis (b)	2005	$137,400	$240,000	$N/A	54,500 shares
Senior VP Operations	2004	$N/A	$N/A	$N/A	N/A
	2003	$N/A	$N/A	$N/A	N/A
Lysa A. Hlavinka	2005	$175,000	$130,000	$5,250	15,000 shares
Senior VP Marketing & Administration	2004	$134,750	$135,000	$2,695	10,000 shares
	2003	$127,300	$125,000	$3,646	15,000 shares
Steven A. McArthur	2005	$208,000	$155,000	$6,080	16,666 shares
Senior VP & General Counsel	2004	$196,000	$250,000	$3,920	0
	2003	$190,000	$250,000	$3,800	25,000 shares

(a)	Other Compensation reflects, if applicable, Corporation 401(k) match of up to $6,300. Perquisites for each named executive officer are not included in this amount as they did not exceed the lesser of $50,000 or 10% or the total annual salary and bonus for such officers.

(b)	Mr. Gudis joined the Corporation in June 2005. This salary amount reflects his annual salary of $240,000, but is prorated to reflect the actual amount paid to him for salary in 2005. In 2005, Mr. Gudis was awarded 50,000 stock options and 4,500 shares of restricted stock.

The following table shows restricted stock grants which were made to certain named executive officers in February 2006.

Restricted Stock Awards granted in February 2006

Name	Restricted shares granted	Restricted shares granted as % of common shares outstanding at March 17, 2006	% of employee grants
Robert S. Silberman (a)	131,478	0.9%	87%
Lysa H. Hlavinka (b)	7,500	*%	5%

*	Less than 0.1%

(a)	On February 14, 2006 (when the closing price of the common stock was $91.27 per share), Mr. Silberman was granted 131,478 restricted common shares which vest 100% on December 1, 2008, subject to the satisfaction of certain performance criteria relating to the achievement of cumulative annual growth rates in revenue, net income and earnings per share over the restriction period and maintenance of regional accreditation. (These criteria are included in the list of performance criteria set forth under Proposal 4 below so that the Corporation may obtain favorable tax treatment regarding grants of restricted stock like this one by making such grants subject to the Plan as proposed to be amended and including performance criteria in such grants.) Mr. Silberman has the right to vote these shares and receive cash dividends thereon during the restriction period.

(b)	On February 14, 2006 (when the closing price of the common stock was $91.27 per share), Ms. Hlavinka was granted 7,500 restricted shares which vest 100% on February 14, 2010. Ms. Hlavinka has the right to vote these shares and receive cash dividends thereon during the restriction period.

On February 14, 2006 (when the closing price of the common stock was $91.27 per share), the Corporation also granted an additional 12,000 shares of restricted stock to employees who are not in the list of the five most highly compensated officers, resulting in a total grant of 150,978 restricted shares to employees, including the grants to Mr. Silberman and Ms. Hlavinka. This aggregate grant of 150,978 restricted shares to employees on February 14, 2006, constituted approximately 1% of the Corporation’s common shares outstanding and approximately 1% of the Corporation’s diluted shares outstanding.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Option Grants to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Fair Value of Options at Grant Date (b)
Robert S. Silberman	100,000	(a)	36%	$107.28	February 14, 2013	$4,136,000
Chairman & CEO
Mark C. Brown	25,417	(a)	9%	$107.28	February 14, 2013	$1,051,000
Senior VP & CFO
Lysa A. Hlavinka	15,000	(a)	5%	$107.28	February 14, 2013	$620,000
Senior VP Marketing & Administration
Steven A. McArthur	16,666	(a)	6%	$107.28	February 14, 2013	$689,000
Senior VP & Gen. Counsel
Lawrence M. Gudis	50,000	(a)	18%	$83.81	July 25, 2013	$1,625,065
Senior Vice President Operation

(a)	Vesting 100% on February 15, 2009 except for those stock options issued to Mr. Gudis which vest 100% on July 26, 2009.

(b)	Fair value of options at grant date is computed using Black-Scholes methodology and the following assumptions on a weighted average basis: dividend yield of 0.48%, risk-free interest rate of 3.9%, volatility of 34%, expected option term of 6.1 years resulting in a weighted average fair value of $39.22 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

There were no options exercised by our CEO or any of the other four named executive officers during 2005. The following table shows the number and value of exercisable and unexercisable stock options held as of December 31, 2005 by these executive officers.

	Number of Securities Underlying Unexercised Options Held at Fiscal Year End (a)		Value of Unexercised in-the-Money Options at Fiscal Year End (b)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert S. Silberman	366,666	133,334	$20,677,000	$1,336,000
Mark C. Brown	81,249	28,751	$3,717,000	$134,000
Lawrence M. Gudis	—	50,000	$—	$495,000
Lysa A. Hlavinka	20,000	30,000	$881,000	$200,000
Steven A. McArthur	50,000	25,000	$2,835,000	$334,000

(a)	Includes unexercised options that have exercise prices above the corporation's stock price at fiscal year end.

(b)	Value of unexercised in-the-money options at fiscal year end is pre-tax.

Five Year History of Stock Options

The following table provides a historical perspective on the option activity under the Corporation’s stock option plan. The purpose of providing this information is to inform Strayer Education, Inc. shareholders the manner in which the Corporation’s Compensation Committee granted options and the distribution of the currently outstanding options among the Corporation’s senior executives, other employees and non-employee directors. The Corporation’s Compensation Committee will make future equity grants based on its compensation philosophy which, as discussed in the Compensation Committee’s report, has shifted from using options to restricted stock in 2006 (see the Compensation Committee Report on Executive Compensation below), and accordingly the historical information below should not be deemed as indicative of future actions.

	Year Ended December 31,
	2001	2002	2003	2004	2005
Options outstanding at beginning of year	224,703	930,000	970,000	1,131,667	854,584
Granted(a)	930,000	50,000	245,000	85,000	277,083
Exercised	(224,246)	—	(83,333)	(335,416)	(28,333)
Forfeited	(457)	(10,000)	—	(26,667)	—
Options outstanding at end of year	930,000	970,000	1,131,667	854,584	1,103,334
Options exercisable at end of year	—	293,330	506,662	536,248	621,247
Authorized unissued options at end of year(b)	619,405	579,405	334,405	276,072	494,489
Diluted shares outstanding	14,737,000	14,516,000	14,857,000	15,057,000	14,741,000
Total options granted	930,000	50,000	245,000	85,000	277,083
Options granted as % of diluted shares outstanding	6.3%	0.3%	1.6%	0.6%	1.9%
Total options granted to named executive officers	850,000	—	110,000	10,000	207,083
Options granted to named executive officers:
As a % of total options granted	91%	0%	45%	12%	75%
As a % of total options outstanding	91%	0%	10%	1%	19%
Total options outstanding as a % of diluted shares & total options outstanding	6%	6%	7%	5%	7%

(a)	The weighted average exercise price per share of the stock options granted was $36.43 in 2001; $51.83 in 2002; $54.19 in 2003; $113.54 in 2004; and $103.04 in 2005.

(b)	The Corporation’s 1996 Stock Option Plan was amended at the May 2005 Annual Shareholders’ meeting to increase the shares authorized for issuance thereunder by 500,000. In addition to 277,083 stock options granted in 2005, the Corporation issued 4,500 shares of restricted stock under this plan.

Note:	The options granted to employees and executive officers from 2001 to 2005 were priced at the fair market value at the date of the grant, had a three to four year vesting schedule and a six to eight year term and are forfeited if unvested at the time service to the Corporation is terminated. Options granted to non-employee directors were priced at or above fair market value, had a three year vesting schedule, and a seven year term.

In reviewing 2005 performance and making a determination as to the most preferable form of equity grants, the Compensation Committee refrained from issuing any options and instead issued restricted stock (see ‘‘Executive Compensation’’ above and ‘‘Compensation Committee Report on Executive Compensation’’ below).

Peer Group Performance Graph

The following performance graph compares the Corporation’s cumulative stockholder return on its common stock since December 29, 2000 with The NASDAQ Stock Market (U.S.) Index and a self-determined peer group consisting of Apollo Group, Inc. (APOL), Career Education Corporation (CECO), Corinthian Colleges, Inc. (COCO), DeVry, Inc. (DV), Education Management Corporation (EDMC), and ITT Educational Services, Inc. (ESI). At present, there is no comparative index for the education industry. This graph is not deemed to be ‘‘soliciting material’’ or to be filed with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act or the Securities Exchange Act.

Comparison of 60 Month Cumulative Total Return*
Among Strayer Education, Inc.
The NASDAQ Stock Market (U.S.) Index and a Peer Group

Name	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Strayer Education, Inc.	100	191	225	426	430	367
NASDAQ Stock Market (U.S.)	100	79	54	81	88	90
Peer Group	100	119	148	242	252	212

*	The comparison assumes $100 was invested on December 29, 2000 in the Corporation’s common stock, the NASDAQ Stock Market (U.S.) Index and the peer companies selected by the Corporation and assumes the reinvestment of all dividends, if any.

NOTE: Peer group consists of Apollo Group, Inc., Career Education Corporation, Corinthian Colleges, Inc., DeVry, Inc., Education Management Corporation and ITT Educational Services, Inc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has prepared the following report on the Committee’s policies with respect to the compensation of executive officers. The Corporation’s executive officer compensation is determined by the Compensation Committee, with input from the Board. The Compensation Committee meets from time to time during the year as may be required to address compensation and equity grant issues associated with new officer hires and director appointments, as well as, if applicable, making equity grants as long-term compensation and making other determinations or recommendations with respect to employee benefit plans and related matters. The Committee also meets specifically at the February Board meeting (when audited year-end financials are available) to award bonuses with respect to the just completed fiscal year, and determine executive officer salaries with respect to the next fiscal year.

Compensation Principles

1.	The Compensation Committee believes that compensation of the Corporation’s key executives should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2.	It is the policy of the Corporation that the three primary components of the Corporation’s total compensation package (base salary, cash bonus and equity grants) will be considered in the aggregate in determining the amount of any one component.

3.	The Committee believes the Corporation should make initial equity grants to executive officers upon commencement of employment and thereafter make modest annual grants in order to enhance the retentive and motivational value of equity compensation and to more closely align the interests of executive officers with stockholders.

4.	The Committee seeks to reward achievement of specific long and short-term individual and corporate performance goals by authorizing annual cash bonuses.

5.	The Compensation Committee’s criteria for assessing executive performance in any year is based on the Corporation’s meeting certain consolidated financial targets set by the Board against an approved budget and, if applicable, other performance criteria specified in the Option Plan approved by shareholders, and the Committee’s exercise of its judgment regarding the performance of executive officers against other individual and corporate performance goals approved by the Board and, if applicable, set forth in the Option Plan approved by the shareholders.

6.	The Committee’s guiding principles are focused on encouraging officers and directors to think like owners. To this end, the Committee:

i.	Generally requires senior officers to purchase outright in the market and hold during their term of employment a meaningful number of common shares;

ii.	Generally requires commitment by senior officers to hold without sale during their term of employment at least 75% of their granted stock options or restricted shares;

iii.	Encourages Board members to purchase common shares outright in the market and hold these during their term; and

iv.	Requires that those Board members who receive option grants upon joining the Board will have the exercise price of those options set at a premium above the then current market price equal to the risk free rate of return; and

v.	Believes that modest annual grants of restricted stock (versus larger sporadic grants of options) is generally preferable as an equity compensation vehicle and more suited to our long-term business model because shares of restricted stock have an intrinsic value when granted (as opposed to options) and therefore, the employee holding restricted stock shares a downside risk to such value with other owners of the Corporation’s common stock.

During 2005, the Corporation’s executive compensation included base salary, cash bonus and long-term compensation in the form of stock options awarded under the Corporation’s Option Plan. As described above, the cash bonus compensation of executives is designed to compensate executives for the Compensation Committee’s assessment of superior performance against consolidated financial targets set by the Board and meritorious and diligent individual efforts. Although the Committee generally reviews publicly available industry data when reviewing annual compensation, the Committee did not specifically use companies in the same industry as the basis for establishing the compensation of the Corporation’s executive officers. The long-term equity grants made by the Compensation Committee are intended to align the interests of executives and the Corporation’s stockholders and thereby to motivate executives as equity owners to contribute at superior levels in the future and to allow them to share in increased value developed for the Corporation’s stockholders generally.

Robert S. Silberman, the Corporation’s Chairman and Chief Executive Officer, has an employment agreement with the Corporation which had an initial term of approximately three years (ending on December 31, 2004), and thereafter, automatically extends for successive one-year periods unless either the Corporation or Mr. Silberman provide timely notice to the contrary. Mr. Silberman’s employment agreement currently provides for a base salary of $600,000 per annum (subject to annual increases for at least cost of living adjustments). Mr. Silberman is also eligible to receive a target award of at least 75% of base salary, in the form of a bonus for each of the fiscal years during which he is employed, upon meeting certain individual, corporate and financial goals annually approved by the Board. In the event of termination without cause, the employment contract also provides for the payment of three years base salary and, if such termination is in connection with a change of control, an amount equal to three times the latest annual bonus award made to him under the agreement prior to the event of termination without cause.

At its February 13, 2006 meeting, the Compensation Committee approved awarding Mr. Silberman a cash bonus of $350,000 and a grant of 131,478 restricted shares in order to reflect Mr. Silberman’s superior performance and significant accomplishments during the year based on the Corporation’s meeting specified consolidated financial targets approved by the Board and viewed in the context of his own individual goals and the Corporation’s overall performance. In addition, at the Compensation Committee’s February 13, 2006 meeting, the Compensation Committee authorized salary increases and cash bonuses and, in certain cases, restricted stock grants to other executives based on the Corporation’s meeting specified consolidated financial targets approved by the Board and commensurate with the Compensation Committee’s subjective assessment of their relative individual performance and in the context of the Corporation’s overall performance.

In reviewing Mr. Silberman’s compensation, the Compensation Committee first noted the Corporation had met various annual consolidated financial targets approved by the Board and also subjectively considered Mr. Silberman’s significant contribution to the management of the Corporation during the year, including: implementing a variety of new business development, corporate sponsorship and online expansion activities, as well as managing the Corporation’s expansion into Florida; and successfully adding five new campuses in Tampa, FL (2), Greensboro, NC (1), Columbia, SC (1) and Atlanta, GA (1), as well as obtaining regulatory approval to commence operations in Delaware. In the Committee’s view, Mr. Silberman contributed very significantly to the Corporation, meeting the Board’s annual consolidated financial goals and these various other achievements and, accordingly, the Compensation Committee believes his overall compensation was wholly justified.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of ‘‘qualified performance-based compensation.’’ In general, the Corporation’s policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determination as to the most appropriate methods and approaches for the design and delivery of compensation to the Corporation’s executive officers.

Compensation Committee:

J. David Wargo, Chair
Todd A. Milano
Robert L. Johnson

Dated: February 13, 2006

Other Compensation Plans

The Corporation maintains a retirement plan (the ‘‘401(k) Plan’’) intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Corporation of at least 21 years of age. Effective January 1, 2006, employees may generally contribute up to $15,000 of their annual wages (subject to an annual limit prescribed by the Internal Revenue Code) as pretax, salary deferral contributions. The Corporation, in its discretion, matches employee contributions up to a current maximum authorized amount under the plan of 3% of annual wages. In 2005, the Corporation matched the full 3%. The Corporation also maintains an Employee Stock Purchase Plan (the ‘‘Employee Purchase Plan’’). The purpose of the Employee Purchase Plan is to enable eligible full-time employees of the Corporation, through payroll deductions, to purchase shares of its common stock at a 10% discount from the prevailing market price from time to time. During 2005, 171 employees purchased a total of 4,758 shares under this plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Strayer Education, Inc. Board of Directors is composed of three directors, all of whom are independent, as independence is defined in Rule 4200(a)(14) of The National Association of Securities Dealers’ Listing Standards and Rule 10A-3(b)(1) of the 1934 Act. The Audit Committee is currently composed of Messrs. Gensler (Chair), Grusky and Waite. The Audit Committee operates under a written charter first adopted in 2001 and which has periodically been subsequently revised by the Committee to reflect regulatory developments. The Corporation will provide a copy of the charter to any person without charge, upon request. Persons wishing to make such a request should contact Sonya G. Udler, Vice President - Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Audit Committee charter is available on the Corporation's website, www.strayereducation.com. Under the Audit Committee Charter and the Committee’s current policies, the Committee performs a variety of tasks, including being directly responsible for the appointment, compensation and oversight of the Corporation’s independent registered public accounting firm, reviewing the Corporation’s accounting policies and reviewing the Corporation’s unaudited quarterly earnings releases and periodic filings with the SEC that include financial statements, and reporting to the Board of Directors.

The management of the Corporation is responsible for the Corporation’s internal controls and financial reporting process and for maintaining the Corporation’s compliance with applicable accounting standards. PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm, is responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee is not involved in the preparation of the Corporation’s financial statements or audit, but instead its responsibility is to monitor and oversee these activities by management and the auditors, respectively.

In connection with this responsibility, during 2005 the Committee met and held discussions with management and the independent registered public accounting firm four times. The Committee reviewed and discussed the audited financial statements with management. Management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and, independently with PricewaterhouseCoopers LLP. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

During the year 2005, management conducted the documentation, testing and evaluation of the Corporation’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Corporation’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in the Corporation’s Annual Report on Form 10-K). This report of PricewaterhouseCoopers LLP related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Corporation’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

The Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. PricewaterhouseCoopers LLP advised the Committee that there were no disagreements with management regarding the preparation of the Corporation’s financial statements or the conduct of the annual audit.

Based upon the review and discussions referred to above, the Committee, consisting of the members for fiscal year ended December 31, 2005, recommended to the Board of Directors that the audited financial statements for the year 2005 be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2005, filed with the SEC, and that PricewaterhouseCoopers LLP be retained as the Corporation’s independent registered public accounting firm for fiscal year 2006.

Audit Committee:

Gary Gensler, Chair
Robert R. Grusky
G. Thomas Waite, III

Dated: February 13, 2006

Employment Agreements and Change in Control Arrangements

In April 2001, the Corporation entered into an employment agreement with Mr. Silberman. The employment agreement provided for an initial three-year term, expiring on December 31, 2004, but is automatically extended for an additional year each January 1st, unless the Corporation or Mr. Silberman has given written notice by September 30 of the immediately preceding year that it or Mr. Silberman, as the case may be, does not wish to extend the term of the agreement. The agreement was extended to December 31, 2006. For his services, Mr. Silberman is entitled to receive an annual salary of at least $600,000 plus a performance bonus based on his overall performance.

In the event that Mr. Silberman is terminated by the Corporation without cause, he is entitled to receive three years base salary and, if such termination is in connection with a change of control, an amount equal to three times his latest bonus award made to him. The agreement also contains covenants restricting Mr. Silberman from competing with the Corporation for three years after his termination of employment and requires Mr. Silberman to keep confidential the Corporation’s proprietary information.

None of the Corporation’s other executive officers have entered into employment agreements with the Corporation.

Certain Transactions with Former Management

As of December 31, 2005, the Corporation had long-term operating leases for thirty-seven of its various campus and other administrative locations. The rents on these leases are all at market rates. Of these thirty-seven locations, one of the Virginia campuses was through February 2005 leased from a company which was wholly-owned by Mr. Ron K. Bailey, the Corporation’s former President and Chief Executive Officer and former majority stockholder. Rent paid to Mr. Bailey under this operating lease (involving a total of 17,500 square feet) for the year ended December 31, 2005 totaled $45,000. The Corporation believes that this campus lease with Mr. Bailey, and now the new owner of this campus location (Mr. Bailey sold his interest in this property in February 2005), is on terms at least as favorable to the Corporation as terms reached in an arm’s length transaction. This lease expires in May 2006.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee and the Board of Directors have appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has acted as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions. Although stockholder ratification of the appointment of auditors is no longer required as a technical matter, the appointment of PricewaterhouseCoopers LLP is being submitted for ratification as a matter of good corporate practice in order that the Audit Committee may take into consideration the views of stockholders on this matter. The ratification of the appointment of PricewaterhouseCoopers LLP requires the approval of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Principal Accounting Fees and Services

Set forth below are the services rendered and related fees billed by PricewaterhouseCoopers LLP for 2004 and 2005:

	2004	2005
Audit Fees
Consolidated financial statements audit	$474,368	$354,000
Consent/comfort letter for filing of Form S-3	45,160	—
Other	—	3,310
	519,528	357,310
Tax Fees
Preparation of corporate tax returns	21,800	28,950
Other tax services	16,991	—
	38,791	28,950
Other Services
License fee for accounting database	900	1,000
	$559,219	$387,260

It is the Audit Committee’s policy to pre-approve all audit and non-audit related services provided by the Corporation’s independent registered public accounting firm. All of the services described above were pre-approved by the Corporation’s Audit Committee.

PROPOSAL 3
Amendment of Employee Stock Option Plan to authorize a one-time exchange of stock options for restricted stock for employees (excluding the five highest compensated executive officers).

Background

Strayer’s compensation philosophy is to retain and motivate our employees and other service providers through appropriate levels of cash and equity compensation. The Compensation Committee determined (and the Board concurs) that grants of restricted stock are generally preferable to grants of stock options as an equity compensation vehicle and are more suited to the Corporation’s long-term business model because restricted stock has an intrinsic value when granted (as opposed to stock options) and therefore an employee holding restricted stock shares a downside risk to such value with other holders of the Corporation’s common stock. Accordingly, the Board of Directors has determined that it is in the best interest of Strayer and its stockholders to authorize a one time stock option exchange program (the ‘‘Stock Option Exchange Program’’) whereby stock options that have exercise prices per share in excess of $107.00 may be exchanged for restricted stock. By providing the Stock Option Exchange Program, we intend to maximize stockholder value by creating better performance incentives for our employees.

The Board of Directors has adopted, subject to stockholder approval, an amendment to the Strayer Education, Inc. 1996 Stock Option Plan, as amended (the ‘‘Option Plan’’) to authorize the Stock Option Exchange program. A copy of the proposed amendment to the Option Plan that would authorize the Stock Option Exchange Program is attached hereto as Exhibit B. Under the Stock Option Exchange Program, eligible employees would be offered a one-time opportunity to exchange their current stock options having an exercise price of greater than $107.00 for a fewer number of shares of restricted stock based on the value of the exchanged options. The replacement restricted stock would be issued promptly after the Stock Option Exchange closed. Stockholder approval is required for the amendment to the Option Plan under the listing rules of the NASDAQ National Market and the terms of the Option Plan.

If Strayer’s stockholders approve the amendment to the Option Plan, the Board of Directors intends to commence the Stock Option Exchange Program immediately following the annual meeting. If Strayer’s stockholders do not approve the amendment to the Option Plan, the Stock Option Exchange Program will not take place.

Participation in the Stock Option Exchange Program

All of Strayer's current employees who hold stock options excluding Strayer’s five most highly compensated executive officers identified in the Compensation table above (‘‘Executive Officers’’), would be eligible to participate in the Stock Option Exchange Program.  The ineligible Executive Officers are Robert S. Silberman, Mark C. Brown, Lawrence M. Gudis, Lysa A. Hlavinka, and Steven A. McArthur. Participation in the Stock Option Exchange Program would generally be limited to active employees on the date of the exchange, excluding the Executive Officers. The offer applies to a total of 11 employees.

As of March 17, 2006, stock options for approximately 115,000 shares of common stock having a weighted average exercise price of $111.85 held by 11 employees under the Option Plan would be eligible for exchange under this Proposal 3.

As of March 17, 2006, stock options for approximately 1,043,000 shares of common stock were outstanding under the Option Plan. Most of these options have exercise prices of less than $107.00 or are held by persons who would not be eligible to participate in the Stock Option Exchange Program. As of March 17, 2006, the weighted average exercise price of the approximately 1,043,000 outstanding stock options under this plan was $63.10. On March 17, 2006 the closing price of the common stock on the NASDAQ National Market was $98.85 per share.

Set forth below is a table showing the high, low and closing prices of the Corporation’s common stock on a quarterly basis from 2003 through 2005.

	High	Low	Close
2005
First Quarter	$115.96	$102.18	$113.32
Second Quarter	$115.21	$77.24	$86.26
Third Quarter	$103.27	$78.27	$94.52
Fourth Quarter	$102.70	$85.37	$93.70
2004
First Quarter	$118.81	$104.25	$116.96
Second Quarter	$129.93	$104.54	$111.57
Third Quarter	$115.10	$83.52	$115.01
Fourth Quarter	$118.52	$92.07	$109.79
2003
First Quarter	$59.09	$49.60	$54.90
Second Quarter	$80.00	$54.04	$79.55
Third Quarter	$103.44	$76.26	$96.70
Fourth Quarter	$112.86	$91.50	$108.83

Because participation in the Stock Option Exchange Program would be voluntary, it is not possible to determine at this time how many stock options would be surrendered for cancellation and how many shares of restricted stock would be granted.

Description of the Stock Option Exchange Program

The amendment authorizes Strayer to establish a Stock Option Exchange Program. Under the Stock Option Exchange Program, eligible employees would have a one-time opportunity to exchange their current stock options having an exercise price of greater than $107.00 per share for a fewer number of shares of restricted stock. Participation in the program would be voluntary.

Strayer's objective is to set the individual and aggregate value of the replacement restricted stock grants approximately equivalent to the individual and aggregate value, respectively, of the outstanding stock options eligible for exchange. This valuation methodology is designed to ensure that the value of the restricted stock received in the Stock Option Exchange Program will not exceed the value of the option or options being exchanged. The number of outstanding stock options that an eligible employee would surrender for cancellation in exchange for the grant of one share of restricted stock is known as the exchange ratio. The Company estimated the option values using a commercially available version of the Black-Scholes stock option valuation model and based the exchange ratios on these option values. The Black-Scholes model is a common method used for estimating the value of a stock option.

Participants in the Stock Option Exchange Program would receive one replacement share of restricted stock for the surrender of more than one current stock option, with the actual exchange ratio depending on, among other things, the exercise price of the current options being surrendered for cancellation. The following table shows the specific number of current stock options, by grant date and exercise price, that a participant would have to surrender to receive one replacement share of restricted stock using the Black-Scholes stock option valuation model and the fair market value of Strayer common stock on March 16, 2006. Subsequent changes in the common stock price may affect the exchange ratio. The actual ratio could be higher or lower based on the application of the Black-Scholes stock option valuation model on the actual date the exchange ratio is calculated for the Stock Option Exchange Program. This valuation of the aggregate replacement restricted stock and current options will be made and the exchange ratios will be set as of May 3, 2006 after the stock market closes.

Grant Date	Options Eligible for Exchange	Exercise Price	Exchange Ratio
February 10, 2004	20,000	$118.00	4.2
May 11, 2004	25,000	$119.72	4.1
February 15, 2005	70,000	$107.28	3.2

The application of these exchange ratios means, for instance, that an eligible employee would receive one replacement share of restricted stock upon surrender of (i) 4.2 stock options granted on February 10, 2004, with an exercise price of $118.00; (ii) 4.1 stock options granted on May 11, 2004, with an exercise price of $119.72; and (iii) 3.2 stock options granted on February 15, 2005, with an exercise price of $107.28. Fractional shares of restricted stock would be rounded up to the nearest whole share.

The dates that replacement restricted stock would become vested will vary for each option exchanged but, in each case, is the same vesting date as the option being exchanged would have vested. Therefore, shares exchanged for the $107.28, $118.00 and $119.72 options will vest on February 15, 2009, February 10, 2008, and May 11, 2008, respectively. There are no options of the 115,000 options eligible for the Stock Option Exchange Program having less than twenty-four months remaining to vest except for 20,000 options which have approximately 23 months remaining to vest as of the Record Date.

The Compensation Committee has the authority to adopt such additional terms and conditions for the Stock Option Exchange Program and replacement restricted stock as it determines to be necessary and appropriate, including accelerating the exercisability of the replacement restricted stock pursuant to the standard form of the Corporation’s agreement of grant, which provides for accelerated vesting in the case of death, change in control and certain disability events.

Income Tax Consequences For Employees

Strayer intends that the Stock Option Exchange Program be treated as a non-taxable exchange for U.S. federal income tax purposes. Therefore, Strayer believes that participating employees should not realize any income for U.S. federal income tax purposes upon the grant of the replacement restricted stock. Employees will generally be subject to tax upon vesting of the restricted stock, as described in more detail below. However, employees should seek the advice of their own tax advisor in connection with the Stock Option Exchange Program.

Additional Information Regarding the Stock Option Exchange Program

If stockholders approve the amendment to the Option Plan and a Stock Option Exchange Program commences, Strayer will provide additional information to eligible employees regarding the Stock Option Exchange Program, including information regarding its risks, mechanics and timing. The Stock Option Exchange Program would not commence before May 4, 2006. Eligible employees should read the additional materials received at that time because they will contain important information about the Stock Option Exchange Program. In accordance with applicable law, these materials would be filed with the SEC and available for free from its website, www.sec.gov. The materials would also be available from Strayer's website. Eligible employees would have at least 20 business days to decide whether to participate in the Stock Option Exchange Program.

Approval of the amendment to Option Plan by stockholders is required by the listing rules of the NASDAQ National Market and the terms of the Option Plan. The Option Plan was last amended by the Board of Directors on February 15, 2005, and that amendment was approved by our stockholders at the May 2005 annual meeting of stockholders.

On March 17, 2006, the Record Date, the closing price of our common stock was $98.85 per share and a total of 14,357,427 shares of common stock were outstanding and there were 24 existing participants in the Option Plan and 1,063,334 issued and outstanding options to purchase shares of common stock.

Set forth in the table below is information pertaining to securities authorized for issuance under our equity compensation plans. There are options and restricted shares but no warrants or other rights existing under these plans.

Equity Compensation Plan Information
as of December 31, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
1. Equity compensation plans previously approved by security holders
A.1996 Stock Option Plan as amended at the May 2001 and the May 2005 Annual Stockholders’ Meetings	1,103,334	$62.79	494,489
2. Equity compensation plans not previously approved by security holders	—	—	—
Total	1,103,334	$62.79	494,489

The following grants of restricted stock were granted on February 14, 2006 to the Chief Executive Officer and to Lysa A. Hlavinka: 131,478 for Mr. Silberman and 7,500 shares for Ms. Hlavinka.

Because participation and the types of awards under the Option Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Option Plan is approved are not currently determinable. In the judgment of the Board of Directors, the availability of an initial or increased grant under the Option Plan will be a valuable incentive and will benefit our stockholders by aligning more closely the interests of Option Plan participants with those of our stockholders. The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the amendment to the Option Plan. Unless otherwise indicated, properly executed proxies will be voted ‘‘FOR’’ Proposal 3 to approve the amendment to the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE ‘‘FOR’’ APPROVAL OF THE AMENDMENT TO THE OPTION PLAN TO AUTHORIZE A ONE-TIME EXCHANGE OF STOCK OPTIONS FOR RESTRICTED STOCK FOR EMPLOYEES EXCLUDING THE FIVE HIGHEST COMPENSATED EXECUTIVE OFFICERS.

Description of the Option Plan

A description of the terms of the Option Plan prior to it being amended by proposals 3 and/or 4 is set forth below. The following summary is qualified in its entirety by the terms of the Option Plan, a copy of which is attached as Exhibit D to this proxy statement and the terms of the proposed amendment to the Option Plan to authorize a one-time exchange of options for restricted stock, a copy of which is attached as Exhibit B to this proxy statement.

Purpose.    The purpose of the Option Plan is to advance our interests by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive for those individuals to expend maximum effort for the growth and success of the Corporation, and will encourage such eligible individuals to remain in the employ of the Corporation.

Administration.    The Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Option Plan.

Common Stock Reserved for Issuance under the Option Plan.    There are currently 3,000,000 shares of common stock reserved for issuance under the Option Plan, of which 371,511 shares remain available for issuance as of March 17, 2006. The Common Stock to be issued under the Option Plan consists of authorized but unissued shares and treasury shares, to the extent permitted by law. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the Option Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Option Plan. Shares that are subject to options that are cancelled as part of the Stock Option Exchange program will be available for grant as restricted stock or as stock options.

Eligibility.    Awards may be made under the Option Plan to employees, consultants, officers and directors (including non-employee directors) of the Corporation or any of our affiliates, or to any other person that the Board of Directors determines is in our best interests.

Amendment or Termination of the Option Plan.    The Board of Directors may terminate or amend the Option Plan at any time and for any reason. The Option Plan shall terminate in any event on April 23, 2020. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, the Option Plan provides that no amendment or modification may be made to an outstanding option of stock appreciation right (‘‘SAR’’) which reduces the option exercise price or SAR exercise price or by canceling the outstanding option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Corporation.

Options.    The Option Plan permits the granting of options to purchase shares of Common Stock that are intended to qualify as incentive stock options under the Internal Revenue Code, as well as options that do not qualify as incentive stock options or that are granted to non-employee directors of the Corporation or a subsidiary.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value of our Common Stock is generally the closing price of the Common Stock on the NASDAQ Stock Market on the day the option is granted. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer. In no event will the exercise price of an option be less than the par value of a share of Common Stock on the date of grant.

The term of each option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. In general, options may be exercised for a period of one year if the grantee’s termination of employment is due to the grantee’s death or permanent and total disability.

In general, a grantee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock, or, under certain circumstances, by means of a cashless exercise.

Stock options granted under the Option Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

Non-Employee Director Option Grants.    The Option Plan provides that eligible directors are directors elected to serve at or after the 2001 meeting of our stockholders who are not officers or other salaried employees of us or our subsidiaries. Partners and employees of our preferred stockholders are not eligible directors. Each eligible director is granted an option to purchase 10,000 shares on the tenth (10th) trading day after the date of the first annual meeting of our stockholders following the eligible director’s initial election to the Board of Directors. This award of 10,000 shares is made automatically and does not require any further Board of Director action. The option price of this award will be the average of the closing prices of the Common Stock for the first ten (10) trading days after the annual meeting increased by the interest rate on five-year treasury notes applicable on that day. The number of shares to be granted to eligible directors is subject to adjustment in the event of a stock split or other similar event.

Restricted Stock.    The Option Plan provides that the Compensation Committee may also grant restricted stock, which are shares of stock subject to restrictions, conditions or other terms, to persons eligible to receive grants under the Option Plan.

Effect of Certain Corporate Transactions.    Certain change of control transactions involving us, such as a sale of the Corporation, may cause awards granted under the Option Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.    The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Option Plan, including the individual limitations on options, to reflect dividends in the form of Common Stock, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code limits publicly held companies, such as the Corporation, to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Option Plan is designed to permit the Compensation Committee to grant options and Restricted Stock as well as cash awards that qualify as performance-based upon satisfying the various conditions of Section 162(m).

To qualify as performance-based:

(i)    the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)    the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)    the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)    the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of Common Stock subject to options that can be awarded under the Option Plan to any person is 350,000 shares per year.

Federal Income Tax Consequences

Incentive Stock Options.    The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the ‘‘holding period requirement’’). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.    The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Dividends, if any, paid on restricted stock in the absence of a timely Section 83(b) election are taxed as compensation income, subject to withholding taxes.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDMENT TO THE OPTION PLAN TO AUTHORIZE A ONE TIME EXCHANGE OF STOCK OPTIONS FOR RESTRICTED STOCK FOR EMPLOYEES, EXCLUDING THE FIVE MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS, IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL 3. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL 4

Approval of an Amendment to the Strayer Education, Inc. 1996 Stock Option Plan, as amended, to add Performance Criteria to permit Restricted Stock and Cash-Based Awards to qualify for favorable tax treatment under Section 162(m) of the Internal Revenue Code

Strayer’s stockholders are being asked to approve an amendment to the 1996 Plan to add performance measures that may apply to awards under the 1996 Plan and cash-based awards. Approval of the material terms of the performance measures is needed under Section 162(m) of the Internal Revenue Code for Strayer to preserve its ability to take a federal tax deduction for certain awards that may be granted in the future under the 1996 Plan. A copy of the proposed amendment to permit restricted stock and cash awards to qualify under Section 162(m) is set forth as Exhibit C.

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the four other most highly compensated officers. The deduction limit does not apply to ‘‘qualified performance-based compensation.’’ Stock options granted under the 1996 Plan are considered qualified performance-based compensation because, among other things, the 1996 Plan was approved by stockholders and the stock options are granted at no less than fair market value on the grant date.

However, other types of awards, such as cash-based awards and restricted stock, must satisfy additional requirements to be considered qualified performance-based compensation. Specifically, the awards must be subject to performance measures, the material terms of which have been approved by stockholders. If stockholders fail to approve the performance measures set forth in the amendment to the 1996 Plan (the ‘‘Performance Measures’’), Strayer will still be able to make cash based bonuses outside of the 1996 Plan and awards under the 1996 Plan, but such cash bonus awards and restricted stock grants will be subject to the deduction limit under Section 162(m).

Under the 1996 Plan as amended, any award may, but need not, be subject to the satisfaction of one or more Performance Measures. Awards (other than stock options) intended to qualify as performance-based compensation under Section 162(m) will be subject to Performance Measures based on one or more of the following business criteria: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the NASDAQ Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) student enrollment; (17) new campuses opened; and (18) regulatory approvals to operate in new states; and (19) maintaining regional accreditation. The Performance Measures may be determined on a GAAP or non-GAAP basis by reference to (a) the performance of Strayer, one or more of its subsidiaries, or a division or unit of Strayer or one or more of its subsidiaries; or (b) comparisons of any of the performance measures relative to other companies.

In addition to adding the Performance Measures, the proposed amendment to the 1996 Plan sets forth a maximum limit on the amount of shares that may be granted to a single individual in a calendar year subject to a grant of restricted stock. This limit, which is subject to adjustment for changes in Strayer’s capitalization, is 250,000 shares per grantee per calendar year.

The amendment to the 1996 Plan also provides that Strayer may award cash-based awards under the 1996 Plan. In the case of cash-based awards, the maximum value of an award that is based on a performance period of no more than a year is $2 million per grantee and the maximum value of an award that is based on a multiple-year performance period is $5 million per grantee.

The award of a cash-based award will have no federal income tax consequences for Strayer or for the grantee. The payment of the award is taxable to the grantee as ordinary income. If Strayer complies with applicable reporting requirements and with the restrictions of Section 162(m), Strayer will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Because participation and the types of awards under the 1996 Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the amendment to the 1996 Plan is approved is not currently determinable. On the Record Date, there were approximately 10 executive officers, 988 employees and 10 non-employee directors of Strayer and its subsidiaries who were eligible to participate in the 1996 Plan.

A summary of the other material features of the 1996 Plan, including the tax consequences of awards of options and restricted stock made under the 1996 Plan, is set forth above in Proposal 3 and a copy of the 1996 Plan, prior to it being amended by proposals 3 and/or 4 is attached as Exhibit D. A copy of the proposed amendment to permit restricted stock and cash awards to qualify under Section 162(m) is set forth as Exhibit C.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDMENT TO THE 1996 PLAN TO ADD PERFORMANCE CRITERIA TO PERMIT RESTRICTED STOCK AND CASH-BASED AWARDS TO QUALIFY FOR FAVORABLE TAX TREATMENT UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR PROPOSAL 4. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

Stockholder Proposals

All stockholder proposals intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Corporation no later than November 23, 2006 and must otherwise comply with rules of the SEC for inclusion in the Corporation’s proxy statement and form of proxy relating to the meeting.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Corporation’s proxy statement with respect to discretionary voting. The discretionary voting deadline for the Corporation’s 2007 Annual Meeting is February 6, 2007. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Corporation’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Corporation’s 2007 Annual Meeting of Stockholders.

Other Matters

The Corporation knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

Exhibit A

REVOCABLE PROXY

STRAYER EDUCATION, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2006
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Robert S. Silberman, Steven A. McArthur and Mark C. Brown or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on May 3, 2006 at 8:30 a.m. (Eastern time) at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.

(Continued and to be signed on the reverse side)

                                                                                                                                                1 4 4 7 5

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

STRAYER EDUCATION, INC.

MAY 3, 2006

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF DIRECTORS AND ‘‘FOR’’
PROPOSALS 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of ten Directors by all Common Stockholders:
NOMINEES:
FOR ALL NOMINEES	O Robert S. Silberman O Dr. Charlotte F. Beason
WITHHOLD AUTHORITY FOR ALL NOMINEES	O William E. Brock O David A. Coulter O Gary Gensler
FOR ALL EXCEPT (See instructions below)	O Robert R. Grusky O Robert L. Johnson O Todd A. Milano O G. Thomas Waite III O J. David Wargo
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for fiscal year ending December 31, 2006
		FOR	AGAINST	ABSTAIN
3.	Proposal to amend the Employee Stock Option Plan to authorize a one-time program to exchange stock options for restricted shares by employees excluding the five highest compensated executive officers.
		FOR	AGAINST	ABSTAIN
4.	Proposal to amend the Employee Stock Option Plan to permit restricted stock and cash awards under the Plan to be eligible for favorable tax treatment under Section 162(m) of the Internal Revenue Code.
This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. However, if no direction is given, this proxy will be voted FOR the election of all nominated directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and FOR both proposed amendments of the Employee Stock Option Plan and on other matters in the discretion of the proxy holder as he may deem advisable.
The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 3, 2006, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.
If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
Please mark, sign and date this proxy and return it to ensure a quorum at the meeting. It is important whether or not you own few or many shares. Delay in returning your proxy may subject the corporation to additional expenses.

Signature of Stockholder:                                                    Date:                        Signature of Stockholder:                                                    Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please have a duly authorized officer sign full corporate name, giving full title as such. If signer is a partnership, please have an authorized person sign in partnership name.

A-2

Exhibit B

PROPOSED AMENDMENT TO THE 1996 STOCK OPTION PLAN

The Strayer Education, Inc. 1996 Stock Option Plan (the ‘‘Plan’’) is hereby amended as set forth below, effective as of the date of adoption (the ‘‘Adoption Date’’) of this Amendment by the Board of Directors of Strayer Education, Inc. (the ‘‘Corporation’’), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

1.	The Plan is hereby amended to permit a one-time exchange by option holders of unvested option to purchase shares of Common Stock (‘‘Options’’) that were issued pursuant to the Plan and that have an exercise price higher than $107.00 per share for a number of shares of restricted stock of the Corporation (to be granted under the terms of the Plan) based on the value of the exchanged Options, such exchange to be based on the ratio obtained by dividing the Black-Scholes value of the Options to be exchanged by the market price of the Corporation’s Common Stock, in each case as calculated on the date of the exchange (the ‘‘Exchange Date’’).

2.	The Plan shall otherwise be unchanged by this Amendment.

3.	This Amendment is adopted subject to approval within one year of the Adoption Date at a meeting of the Corporation’s stockholders at which a quorum is present by a vote of a majority of the shares present at such meeting in person or by proxy and entitled to vote thereon.

*            *            *

The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on February 14, 2006, subject to approval of the Amendment by stockholders of the Corporation at the May 3, 2006 Annual Meeting.

/s/ Steven A. McArthur
Secretary

The foregoing Amendment to the Plan was duly adopted by the stockholders of the Corporation at a meeting held on May 3, 2006.

Secretary

B-1

Exhibit C

PROPOSED AMENDMENT TO THE 1996 STOCK OPTION PLAN

The Strayer Education, Inc. 1996 Stock Option Plan, as amended (the ‘‘Plan’’) is hereby amended as set forth below, effective as of the date of adoption (the ‘‘Adoption Date’’) of this Amendment by the Board of Directors of Strayer Education, Inc. (the ‘‘Corporation’’), subject to approval of this Amendment by the stockholders of the Corporation, as provided below:

1.	A new Section 24 is hereby added to the Plan to read as follows:

‘‘24. Code Section 162(m) Matters.

24.1    Performance Goals.

If and to the extent that the Committee determines that an award of Restricted Stock or a Cash-based Award to be granted to a Grantee should qualify as ‘‘performance-based compensation’’ for purposes of Code Section 162(m), the grant and/or settlement of such award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this section. The performance goals shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the NASDAQ Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue (16) student enrollment; (17) new campuses opened; (18) regulatory approvals to operate in new states, and (19) maintenance of regional accreditation. Performance criteria may be determined on a GAAP or non-GAAP basis by reference to (a) the performance of the Corporation, one or more of its subsidiaries, or a division or unit of Corporation or one or more of its subsidiaries; or (2) comparisons of any of the performance criteria relative to other companies.

24.2    Cash-Based Awards.

The Board may from time to time grant awards under the Plan to be settled in cash (‘‘Cash-Based Award’’) to persons eligible to receive Awards under Section 4 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine.

24.3    Individual Limits for Restricted Stock and Cash-Based Awards.

(i) the maximum number of shares of Stock that can be awarded under the Plan pursuant to a grant of Restricted Stock to any person eligible under the Plan is two hundred and fifty thousand (250,000) shares per calendar year; and

(ii) the maximum amount that may be earned as a Cash-Based Award in any calendar year by any one Grantee shall be $2 million and the maximum amount that may be earned as a Cash-Based Award in respect of a multi-year performance period by any one Grantee shall be $5 million.

The limitation in Section 24.3(i) is subject to adjustment in accordance with Section 20 hereof.

2.	This Amendment is adopted subject to approval within one year of the Adoption Date at a meeting of the Corporation's stockholders at which a quorum is present by a vote of a majority of the shares present at such meeting in person or by proxy and entitled to vote thereon.’’

*            *            *

C-1

The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation by resolution at a meeting held on February 14, 2006, subject to approval of the Amendment by stockholders of the Corporation.

/s/ Steven A. McArthur
Secretary

The foregoing Amendment to the Plan was duly adopted by the stockholders of the Corporation at a meeting held on May 3, 2006.

Secretary

C-2

Exhibit D

AMENDED

STRAYER EDUCATION, INC.

1996 STOCK OPTION PLAN

April 23, 2001

AMENDED

STRAYER EDUCATION, INC.

1996 STOCK OPTION PLAN

STRAYER EDUCATION, INC., a Maryland corporation (the ‘‘Corporation’’), sets forth herein the terms of the 1996 Stock Option Plan, as amended as of April 23, 2001 (the ‘‘Plan’’) as follows:

1.	PURPOSE

The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to remain in the employ of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an ‘‘Option’’) is intended to be an ‘‘incentive stock option’’ (‘‘Incentive Stock Option’’) within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the ‘‘Code’’), except (a) to the extent that any such Option would exceed the limitations set forth in Section 7 hereof, (b) for Options specifically designated at the time of grant as not being ‘‘incentive stock options’’ and (c) for Options granted to directors who are not officers or other employees of the Corporation or any subsidiary.

2.	ADMINISTRATION

2.1.    Board

The Plan shall be administered by the board of directors of the Corporation (the ‘‘Board’’), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or Award Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Award granted or Award Agreement entered into hereunder shall be final and conclusive. For purposes of the Plan an Award shall mean the grant of an Option or Restricted Stock and an Award Agreement shall mean an Option Agreement (as defined in Section 8) or a Restricted Stock Agreement (as defined in Section 15).

2.2.    Committee

The Board may from time to time appoint a Stock Option Committee (the ‘‘Committee’’) which may, in the discretion of the Board, be the Compensation Committee of the Board. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2.1 hereof, as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of the Corporation and applicable law. In the event that the Plan or any Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 2.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

2.3.    No Liability

No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Award granted or Award Agreement entered into hereunder.

3.	STOCK

The stock that may be issued pursuant to Awards granted under the Plan shall be shares of Common Stock of the Corporation (the ‘‘Stock’’), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of Stock, which number of shares is subject to adjustment as provided in Section 20 hereof; provided further that no more than twenty percent (20%) of the shares of Stock may be issued pursuant to the grant of Restricted Stock. If any Award is forfeited, expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised or forfeited portion of such Award shall be available for future Awards granted under the Plan.

4.	ELIGIBILITY

Awards may be granted under the Plan to any: (i) officer or employee of the Corporation or any ‘‘subsidiary corporation’’ thereof within the meaning of Section 424(f) of the Code (a ‘‘Subsidiary’’), (ii) director (including a non-employee director), (iii) consultant, or (iv) other person determined to be in the best interests of the Corporation as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. An individual may hold more than one Award, subject to such restrictions as are provided herein.

5.	EFFECTIVE DATE AND TERM

5.1.    Effective Date

The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Awards granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Awards granted hereunder shall be null, void and of no effect.

5.2.    Term

The Plan shall terminate on April 23, 2011.

6.	GRANT OF OPTIONS

6.1.    General

The Plan shall become effective as of the date of adoption by the Board. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine (‘‘Optionees’’) Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as ‘‘incentive stock options’’ under Section 422 of the Code. Without limiting the foregoing, the Board may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person in a single calendar year is 350,000 shares; which number shall be subject to adjustment in accordance with Section 20.

6.2.    Eligible Directors (Non-Employee Directors)

For purposes of this Section 6.2 an ‘‘Eligible Director’’ means a person elected to serve on the Board at or after the 2001 meeting of the Corporation's stockholders who is not an officer or other salaried employee of the Corporation or any Subsidiary; provided, that, partners and employees of preferred stockholders of the Corporation shall not be Eligible Directors. Each Eligible Director shall be granted an Option to purchase 10,000 shares on the 10th trading day after the date of the first annual meeting of the Corporation's stockholders following the Eligible Director's initial election to the Board. This Award of 10,000 shares shall be made automatically and shall not require any further Board action. The Option Price of this Award shall be the average of the closing prices of the Corporation's Stock for the first 10 trading days after the annual meeting multiplied by the sum of one (1) plus the interest rate on five year treasury notes applicable on that day. The foregoing number of shares shall be subject to adjustment pursuant to Section 20 below.

7.	LIMITATION ON INCENTIVE STOCK OPTIONS

An Option (other than an Option described in Section 1(b) hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

8.	OPTION AGREEMENTS

All Options granted pursuant to the Plan shall be evidenced by written agreements (‘‘Option Agreements’’) to be executed by the Corporation and the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan and any applicable employment agreement.

9.	OPTION PRICE

The purchase price of each share of the Stock subject to an Option (the ‘‘Option Price’’) shall be fixed by the Board, shall be not less than the fair market value of a share of the Stock covered by the Option and shall be stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the fair market value of a share of the Stock covered by the Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted.

In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10.	TERM AND EXERCISE OF OPTIONS

10.1.    Term

Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

10.2.    Exercise by Optionee

Only the Optionee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

10.3.    Option Period and Limitations on Exercise

Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Board shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 5.1 hereof.

10.4.    Method of Exercise

An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Board, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the President and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 hereof ) (‘‘Fair Market Value’’) on the date of exercise; or (c) by a combination of the methods described in Sections 10.4(a) and 10.4 (b) hereof; provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price; provided, further, that additional shares of Stock may be withheld upon a broker-assisted cashless exercise for the purpose of paying withholding taxes in accordance with Section 21. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 20 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.	TRANSFERABILITY OF OPTIONS

No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

12.	TRANSFERABILITY OF STOCK PURCHASED PURSUANT TO INCENTIVE STOCK OPTION

An Optionee shall be required to give notice to the Corporation if Stock acquired pursuant to an Incentive Stock Option is sold, pledged, assigned, transferred or otherwise disposed of by the Optionee within two years from the date of grant of such Incentive Stock Option or within one year after the transfer of such Stock to the Optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code shall not be deemed to be such a disposition.

13.	TERMINATION OF EMPLOYMENT

The Board may provide, by inclusion of appropriate language in any Option Agreement or applicable employment agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.2 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan only and unless otherwise stated in the applicable Award Agreement, an Optionee's change in position or duties shall not result in interrupted or terminated employment, so long as such Grantee continues to be an employee, officer, director of, or consultant to the Corporation or a Subsidiary.

14.	RIGHTS IN THE EVENT OF DEATH OR DISABILITY

14.1.    Death

If an Optionee dies while employed by the Corporation or a Subsidiary or within the period following the termination of employment during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise any Option held by such Optionee at the date of such Optionee's death, to the extent such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement or applicable employment agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

14.2.    Disability

If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the ‘‘permanent and total disability’’ (within the meaning of Section 22(e) (3) of the Code) of such Optionee,

then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 10.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, to the extent such Option was exercisable immediately prior to such termination of employment; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement or applicable employment agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.3 hereof), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the ‘‘permanent and total disability’’ (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.3 hereof, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of ‘‘permanent and total disability’’ for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

15.	RESTRICTED STOCK

15.1.    Grant of Restricted Stock

The Board may from time to time grant shares of Stock subject to restrictions (‘‘Restricted Stock’’) to persons eligible to receive Awards under Section 4 hereof (‘‘Grantees’’), subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by services already rendered).

15.2.    Restrictions.

At the time a grant of Restricted Stock is made, the Board may, in its sole discretion, establish a period of time (a ‘‘restricted period’’) applicable to such Restricted Stock. Each Award of Restricted Stock may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

15.3.    Restricted Stock Certificates.

The Corporation shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Corporation shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Corporation or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

15.4.    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

15.5.    Termination of Employment.

Unless the Board otherwise provides in an Award Agreement, in applicable employment agreement, or in writing after the Award Agreement is issued, upon the termination of a Grantee's employment with the Corporation or a Subsidiary, any shares Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

15.6.    Purchase of Restricted Stock

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Corporation at a purchase price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock.

15.7.    Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

16.	USE OF PROCEEDS

The proceeds received by the Corporation from the sale of Stock pursuant to Options or Restricted Stock granted under the Plan shall constitute general funds of the Corporation.

17.	SECURITIES LAWS

The Corporation shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Award upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933, as amended (the ‘‘Securities Act’’), upon exercise of any Award or the lapse of restrictions of any Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Award or the issuance of shares pursuant to an Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

18.	EXCHANGE ACT: RULE 16b-3

During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934 it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

19.	AMENDMENT AND TERMINATION

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been granted. The Corporation also may retain the right in an Award Agreement to cause a forfeiture of the shares or gain realized by an Optionee or Grantee on account of the Optionee taking actions in ‘‘competition with the Corporation,’’ as defined in the applicable Award Agreement. Furthermore, the Corporation may, in the Award Agreement, retain the right to annul the grant of an Option if the holder of such grant was an employee of the Corporation or a Subsidiary and is terminated ‘‘for cause,’’ as defined in the applicable Award Agreement. Except as permitted under Section 20 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee or Grantee, alter or impair rights or obligations under any Award theretofore granted under the Plan.

20.	EFFECT OF CHANGES IN CAPITALIZATION

20.1.    Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Awards are outstanding, so that the proportionate interest of the Optionee or Grantee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

20.2.    Reorganization With Corporation Surviving

Subject to Section 20.3 hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

20.3.    Other Reorganizations; Sale of Assets or Stock

Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional limitations that the Board may, in its sole discretion, include in any Option Agreement. The Board shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders. Unless otherwise provided in the applicable Restricted Stock Agreement, all restrictions applicable to Awards of Restricted Stock shall lapse immediately prior to the occurrence of an event described in the first paragraph of this Section 20.3.

20.4.    Adjustments

Adjustments under this Section 20 relating to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

20.5.    No Limitations on Corporation

The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

21.	WITHHOLDING

The Corporation shall have the right to withhold, or require an Optionee or Grantee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options or lapse of restrictions or other taxable event with respect to Restricted Stock. To the extent permissible under applicable tax, securities and other laws and authorized by the Corporation in the Award Agreement or at the time of such payment, the Optionee or Grantee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee or Grantee is entitled as a result of the exercise of an Option or grant of Restricted Stock to satisfy withholding requirements under this Section 21.

22.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

23.	NONEXCLUSIVITY

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under the Plan.

* * *

The Plan was duly adopted and approved by the Board on July 24, 1996 and was duly approved by the stockholders of the Corporation on July 24, 1996. On March 16, 2001, the Board and stockholders of the Corporation approved an amendment to the Plan increasing the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan to 2,500,000. The Plan was further amended by the Board on April 23, 2001, and approved by the stockholders of the Corporation on May 16, 2001. The Plan was further amended by the Board on February 15, 2005 to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan to 3,000,000 and approved by the stockholders of the Corporation on May 3, 2005.